UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    July 29, 2011

AspenBio Pharma, Inc.
(Exact name of registrant as specified in charter)

Colorado	001-33675	84-155338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

AspenBio Pharma, Inc. (the “Company”) filed Articles of Amendment to its Articles of Incorporation, as amended, with an effective date and time of 12:01 a.m. on July 29, 2011 (the “Amendment”).  The Amendment was filed to amend the Articles of Incorporation to reflect a reverse stock split of the Company’s Common Stock, no par value.  Pursuant to the reverse split, at the effective time each five (5) shares of common stock issued and outstanding were combined into one (1) validly issued, fully paid and nonassessable share of Common Stock.  The Amendment provides that no fractional shares will be issued; each fraction that results from the reverse split will be rounded up to the nearest whole share.

The Company’s Common Stock is listed for trading on the NASDAQ Capital Market.  Concurrently with the effectiveness of the reverse stock split, a “D” will be appended to the Company’s trading symbol, APPY.  Nasdaq has informed the Company that the “D” will be removed on or after August 26, 2011.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

3.1	Articles of Amendment to Articles of Incorporation, as amended, of AspenBio Pharma, Inc., effective 12:01 a.m., July 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AspenBio Pharma, Inc. (Registrant)
Date: July 29, 2011	By:	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Articles of Amendment to Articles of Incorporation, as amended, of AspenBio Pharma, Inc., effective 12:01 a.m., July 29, 2011.